                          KENT FINANCIAL SERVICES, INC.

                                  SUBSIDIARIES



Name of Subsidiary                                State of Incorporation
------------------                                ----------------------

Asset Value Holdings, Inc.                                Delaware

Asset Value Management, Inc.                              Delaware

Texas American Petrochemicals, Inc.                       Texas

T. R. Winston & Company, Inc.                             New Jersey

T. R. Winston Capital, Inc.                               Delaware

Kent Advisors, Inc.                                       New Jersey